Exhibit 17(a)
                                                                   -------------
                                                        Draft--February 22, 1996




               LORD ABBETT SECURITIES TRUST-LORD ABBETT LIMITED
                   DURATION U.S. GOVERNMENT SECURITIES TRUST

          The undersigned hereby appoints KENNETH B. CUTLER, ROBERT S. DOW and RONALD P. LYNCH and each of them proxies, with full power of substitution, to vote (according to the number of votes which the undersigned would be entitled to cast if then personally present) at the special meeting of shareholders of LORD ABBETT SECURITIES TRUST on June 19, 1996, including all adjournments, as specified below, and in their discretion upon such other business as may properly be brought before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WHO RECOMMEND THAT YOU AUTHORIZE THE PROXIES TO VOTE FOR THE MATTERS SPECIFIED BELOW.

UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS SPECIFIED BELOW.

     1. For [ ] or against [ ] or abstain from [ ] the approval of the Agreement and Plan of Reorganization and the reorganization provided for therein, as described in the proxy statement and prospectus.

     2. For [ ] or against [ ] or abstain from [ ] the ratification of the selection of Deloitte & Touche LLP as independent public accountants of Lord Abbett Securities Trust for the fiscal year ending October 31, 1996.


ACCOUNT NUMBER            SHARES                   PROXY NUMBER

LORD ABBETT SECURITIES TRUST-
LORD ABBETT LIMITED DURATION U.S. GOVERNMENT SECURITIES TRUST


                                      PLEASE FILL IN, DATE AND SIGN
                                      PROXY AND RETURN IN THE
                                      ENCLOSED ENVELOPE.

                                For information as to the voting of stock registered in more than one name, see page 2 of the proxy statement and prospectus. When signing the proxy as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Only authorized officers should sign for corporations.

                                Date:...........................................
                                Signature(s) of Shareholder(s) as shown at left

                                ................................................

                                ................................................
                                           (Please read other side)

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